EXHIBIT 10.9

The Dow Chemical Company
Elective Deferral Plan
(Post 2004)
Restated and Effective as of January 1, 2025

TABLE OF CONTENTS

Article I Purpose and Effective Date		4
Article II Definitions		6
2.01.	Administrator	6
2.02.	Appeals Administrator	6
2.03.	Base Salary	6
2.04.	Base Salary Deferral	6
2.05.	Beneficiary	7
2.06.	Board	7
2.07.	Change of Control	7
2.08.	CHRO	8
2.09.	Code	8
2.10.	Common Stock	8
2.11.	Company	8
2.12	Controlled Group	8
2.13.	Deferral Account	8
2.14.	Deferred Amount	8
2.15.	Disabled or Disability	8
2.16.	Discretionary Company Contribution	9
2.17.	Domestic Partner	9
2.18.	Domestic Partnership	9
2.19.	Eligible Compensation	9
2.20.	Eligible Employee	9
2.21.	Employer Contributions	10
2.22.	ERISA	10
2.23.	Executive Life Insurance	10
2.24.	Fair Market Value	11
2.25.	Form of Payment	11
2.26.	Hardship Withdrawal	11
2.27.	Hypothetical Investment Benchmark	11
2.28.	Initial Claims Reviewer	11
2.29.	Key Employee	11
2.30.	Matching Contribution	11
2.31.	Nonelective Company Contribution	12
2.32.	Participant	12
2.33.	Participation Agreement	12
2.34.	Performance Awards	12
2.35.	Performance Deferral	12
2.36.	Phantom Share Units	12
2.37.	Plan	12
2.38.	Plan Year	12
2.39.	Savings Plan	13
2.40.	Section 16 Participant	13
2.41.	Separation from Service	13
2.42.	Sponsor Representative	13
2.43.	Unforeseeable Emergency	13
2.44.	Valuation Date	13

Article III Administration		15
3.01.	Duties and Powers of the Administrator	15
3.02.	Designation of Additional Administrators and Delegation of Administrative Responsibilities	15
3.03.	Decisions of Administrators	16
3.04.	Indemnification of Administrators	16
3.05.	Claims Procedure	16

3.06.	Commencement of Legal Action	18
3.07.	Forum Selection	18

Article IV Participation		19
4.01.	Participation	19
4.02.	Contents of Participation Agreement	19
4.03.	Modification or Revocation of Election by Participant	20

Article V Deferred Compensation		21
5.01.	Elective Deferred Compensation	21
5.02.	Vesting of Deferral Account	21

Article VI Maintenance and Investment of Accounts		22
6.01.	Maintenance of Accounts	22
6.02.	Hypothetical Investment Benchmarks	22
6.03.	Statement of Accounts	23

Article VII Benefits		24
7.01.	Time and Form of Payment	24
7.02.	Changing Time or Form of Benefit	26
7.03.	Survivor Benefit	27
7.04.	Disability	27
7.05.	Hardship Withdrawals	27
7.06.	Change of Control	28
7.07.	Matching Contribution	28
7.08.	Nonelective Contribution	29
7.09.	Discretionary Company Contributions	30
7.10.	Withholding of Taxes	31
7.11.	Distribution Upon Inclusion in Income	31
7.12.	Distribution of Small Amounts	31

Article VIII Beneficiary Designation		32
8.01.	Beneficiary Designation	32
8.02.	No Beneficiary Designation	32

Article IX Amendment and Termination of Plan		33
9.01.	Amendment	33
9.02.	Company’s Right to Terminate	33
9.03.	Effect of Amendment or Termination	33

Article X Miscellaneous		35
10.01.	Unfunded Plan	35
10.02.	Nonassignability	35
10.03.	Validity and Severability	37
10.04.	Governing Law	37
10.05.	Employment Status	37
10.06.	Underlying Incentive Plans and Programs	37
10.07.	Successors of Dow Inc. and the Company	37
10.08.	Waiver of Breach	37
10.09.	Notice	37
10.10.	Successor Titles or Positions	38
10.11.	Clawback	38
10.12.	Application of Plan Terms	38

Appendix A: Hypothetical Investment Benchmarks		40

ARTICLE I
PURPOSE AND EFFECTIVE DATE
Dow Inc. sponsors The Dow Chemical Company Elective Deferral Plan (“Plan”) to aid The Dow Chemical Company and its affiliates and subsidiaries in retaining and attracting executive employees by providing them with tax deferred savings opportunities. The Plan provides a select group of management and highly compensated employees of The Dow Chemical Company and certain affiliates and subsidiaries with the opportunity to elect to defer receipt of specified portions of compensation, and to have these deferred amounts treated as if invested in specified Hypothetical Investment Benchmarks. The benefits provided under the Plan shall be provided in consideration for services to be performed after the effective date of the Plan, but prior to the executive’s Separation from Service. Any reference to “plan document” with respect to this Plan is a reference to the document herein.
The Plan is intended to (1) constitute an unfunded program maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated Employees consistent with the requirements of sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and (2) comply with section 409A of the Internal Revenue Code of 1986 (“Code”) and official guidance issued thereunder. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated, and administered in a manner consistent with these intentions.
The Plan shall be effective for deferrals made hereunder on or after January 1, 2005. Amendments were made to the Plan on January 10, 2005, and March 11, 2005, to comply with the provisions of Code section 409A, and a minor amendment was made to the Plan on January 23, 2006. On September 1, 2006, the Plan was amended to further comply with the provisions of Code section 409A and, effective September 1, 2006, and January 1, 2007, to change the Hypothetical Investment Benchmarks. On November 1, 2006, the Plan was amended for Change of Control language. On December 31, 2008, the Plan was amended and restated to comply with the requirements of Code section 409A and the final regulations thereunder, effective January 1, 2009. On January 1, 2010, minor amendments to the Plan were made via a Plan restatement to change the Hypothetical Investment Benchmarks, to clarify the valuation date used for the calculation of installment payments, and to eliminate the small balance distribution. On April 14, 2010, the Plan was amended and restated to make certain changes to the administrative provisions of the Plan. On January 19, 2017, the Plan was amended to add provisions regarding participation by employees of Dow Corning Corporation and certain subsidiaries. On September 1, 2017, the Plan was amended and restated to make certain changes to the definitions of Key Employee and Change of Control. On April 1, 2019, the Plan was amended to reflect the establishment of Dow Inc. as the parent of The Dow Chemical Company and the “Spinoff” of Dow Inc. from the DowDuPont Inc. controlled group as described in the introduction to the 2019 amended and restated plan document. On January 1, 2022, the Plan was amended to reflect certain changes made to the Plan’s design to harmonize the benefits provided to employees of various subsidiaries that participate in the Plan. On January 1, 2024, the Plan was amended to provide for the addition of the Nonelective Contributions and to make certain other administrative changes.
This amended and restated Plan document is adopted effective as of January 1, 2025.

For rules that apply to the distribution of amounts that were earned and vested prior to 2005 (and earnings thereon) and are exempt from the requirements of Code section 409A, refer to the plan document in effect on October 3, 2004. For rules that apply to the distribution of amounts that were earned and vested prior to January 1, 2010 (and earnings thereon) refer to the plan document in effect on January 1, 2009, as amended through December 31, 2009. For rules that apply to the distribution of amounts that were earned and vested prior to April 14, 2010 (and earnings thereon), refer to the plan document in effect on January 1, 2010, as amended through April 13, 2010. For rules that apply to the distribution of amounts that were earned and vested prior to September 1, 2017 (and earnings thereon), refer to the plan document in effect on April 14, 2010, as amended through August 31, 2017. For rules that apply to the distribution of amounts that were earned and vested prior to April 1, 2019 (and earnings thereon), refer to the plan document in effect on September 1, 2017, as amended through March 31, 2019. For rules that apply to the distribution of amounts that were earned and vested prior to January 1, 2022 (and earnings thereon), including for Cadre Employees, refer to the plan document in effect on April 1, 2019, as amended through December 31, 2021. For rules that apply to the distribution of amounts that were deferred prior to January 1, 2024 (and earnings thereon), refer to the plan document in effect on January 1, 2022, as amended through December 31, 2023. For rules that apply to the distribution of amounts that were deferred prior to January 1, 2025 (and earnings thereon), refer to the plan document in effect on January 1, 2024, as amended through December 31, 2024.

ARTICLE II
DEFINITIONS
For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:
2.01.    Administrator
“Administrator” shall mean the NA Total Rewards Leader and the Total Rewards Plan Manager with responsibility for the Plan, unless a different or additional person, group of persons, or entity is designated by Dow Inc. in accordance with Section 3.02 as an Administrator. The term “Administrator” shall also mean any person, group of persons, or entity to which a designated Administrator delegates its administrative responsibility pursuant to Section 3.02. An individual or entity shall be an Administrator only with respect to those administrative powers and responsibilities assigned to such individual or entity in or pursuant to Article III. For the avoidance of doubt, more than one entity or individual may be designated as and serve as an Administrator at any given time. For purposes of Sections 3.01 (Duties and Powers of the Administrator), 3.03 (Decisions of Administrators), and 3.04 (Indemnification of Administrators), the Administrator shall also include the Appeals Administrator and the Initial Claims Reviewer.
2.02.    Appeals Administrator
“Appeals Administrator” shall mean the NA Total Rewards Leader, unless a different or additional person, group of persons, or entity is designated as the Appeals Administrator pursuant to Section 3.02. The term “Appeals Administrator” shall also mean any person, group of persons, or entity to which a designated Appeals Administrator delegates its responsibility for deciding claims pursuant to Section 3.02. The Appeals Administrator is responsible for reviewing adverse benefit determinations under the Plan, as described in DOL Reg. section 2560.503-1(h). For the avoidance of doubt, more than one entity or individual may be designated as and serve as an Appeals Administrator at any given time.
2.03.    Base Salary
“Base Salary” shall mean the annual base rate of pay from the Company at which a Participant is employed (excluding Performance Awards, commissions, relocation expenses, and other non-regular forms of compensation) before deductions of (A) deferrals pursuant to Section 4.02 (Contents of Participation Agreement) and/or (B) contributions made on the Participant’s behalf to any qualified plan maintained by any Company or to any cafeteria plan under Code section 125 maintained by any Company.
2.04.    Base Salary Deferral
“Base Salary Deferral” shall mean the amount of a Participant’s Base Salary which the Participant elects to have withheld on a pre-tax basis from the Participant’s Base Salary and credited to the Participant’s Deferral Account pursuant to Section 4.02 (Contents of Participation Agreement).

2.05.    Beneficiary
“Beneficiary” shall mean the person, persons, or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Article VIII (Beneficiary Designation).
2.06.    Board
“Board” shall mean the board of directors of Dow Inc.
2.07.    Change of Control
A “Change of Control” under the Plan shall be deemed to have occurred on:
(a)    the date that any one person, or more than one person acting as a group, acquires ownership of stock of The Dow Chemical Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of The Dow Chemical Company;
(b)    the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors before the date of the appointment or election;
(c)    the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of The Dow Chemical Company possessing 30 percent or more of the total voting power of the stock of The Dow Chemical Company; or
(d)    the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from The Dow Chemical Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of The Dow Chemical Company immediately before such acquisition or acquisitions; provided, that the following asset transfers shall not result in a Change of Control: (i) a transfer of assets to a stockholder of The Dow Chemical Company in exchange for or with respect to its stock; (ii) a transfer to a corporation, 50 percent or more of the total value or voting power of which is owned directly or indirectly, by The Dow Chemical Company; (iii) a transfer to a person, or more than one person acting as a group, that owns 50 percent or more of the stock of The Dow Chemical Company; or (iv) a transfer to an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii).
This definition of “Change of Control” is intended to satisfy the definition of a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treas. Reg. section 1.409A-3(i)(5) (or any successor provision thereto), and in no circumstance shall an event be treated as a Change of Control unless this Section 2.07 (Change of Control) complies with such requirements.
2.08.    CHRO
“CHRO” shall mean the Chief Human Resources Officer of The Dow Chemical Company or Dow Inc. or such other individual who has the senior executive responsibility for Human Resources.
2.09.    Code
“Code” shall mean the Internal Revenue Code of 1986, as amended.
2.10.    Common Stock
“Common Stock” shall mean the common stock of Dow Inc.
2.11.    Company
“Company” shall mean The Dow Chemical Company, its successors, any subsidiary or affiliated organizations (including any organization into which or with which The Dow Chemical Company may merge or consolidate or to which all or substantially all of its assets may be transferred) authorized by the Board or the Administrator to participate in the Plan and that is included in the Controlled Group of The Dow Chemical Company; provided, that any such entity shall be included within the term “Company” only while a member of the Controlled Group.
2.12.    Controlled Group
“Controlled Group” means, with respect to The Dow Chemical Company, a controlled group of corporations within the meaning of Code section 414(b) or Code section 414(c), an affiliated service group within the meaning of Code section 414(m), and any other entity required to be aggregated with The Dow Chemical Company under Code section 414(o).
2.13.    Deferral Account
“Deferral Account” shall mean the notional account established for record keeping purposes for each Participant pursuant to Article VI (Maintenance and Investment of Accounts).
2.14.    Deferred Amount
“Deferred Amount” shall mean the Participant’s Base Salary Deferrals and Performance Deferrals for the applicable Plan Year.
2.15.    Disabled or Disability
“Disabled” or “Disability” shall mean a Participant who, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than 3 months under the Company’s ERISA welfare plan that provides long-term disability payments.
2.16.    Discretionary Company Contribution
“Discretionary Company Contribution” shall mean an amount credited to a Participant’s Deferral Account pursuant to Section 7.09 (Discretionary Company Contributions).
2.17.    Domestic Partner
“Domestic Partner” shall mean a person who is a member of a Domestic Partnership.
2.18.    Domestic Partnership
“Domestic Partnership” shall mean a partnership of two people that meets the definition of “Domestic Partnership” as defined in the Savings Plan.
2.19.    Eligible Compensation
“Eligible Compensation” shall mean any Base Salary, Performance Awards, and any other monies treated as eligible compensation by the Company, payable to a Participant to the extent the Participant is on the U.S. payroll of the Company at the time the amount was paid to the Participant. For the avoidance of doubt, Eligible Compensation is attributable to the Plan Year in which it is earned regardless of when it is paid. Accordingly, any Base Salary compensation paid for the payroll period in which falls January 1 is bifurcated such that the portion attributable to services performed prior to January 1 is attributable to the Plan Year ending immediately before such January 1 and the portion attributable to services performed on or after January 1 is attributable to the Plan Year beginning on such January 1.
2.20.    Eligible Employee
“Eligible Employee” shall mean an employee of any Company who:
(a)    is a United States employee or an expatriate who is paid from one of The Dow Chemical Company’s U.S. entities,
(b)    is eligible for participation in the Savings Plan,
(c)    has or is expected to have Eligible Compensation in the calendar year preceding the applicable Plan Year in excess of the compensation limit specified in Code section 401(a)(17) with respect to the Plan Year, and
(d)    qualifies as a member of a “select group of management or highly compensated employees” under ERISA;
provided, that to be eligible to make Base Salary Deferrals and/or Performance Deferrals, the Eligible Employee must be designated by the Administrator as eligible to participate in the Plan as of September 30 of the Plan Year preceding the Plan Year to which the deferrals will relate. If an employee is not designated as eligible by the Administrator in accordance with the preceding sentence, the employee may become an Eligible Employee solely with respect to eligibility to receive Employer Contributions for a Plan Year if the employee’s Eligible Compensation earned during such Plan Year in fact exceeds the compensation limit in Code section 401(a)(17) for such Plan Year; however, such individual will not be eligible to make Base Salary Deferrals and/or Performance Deferrals for such Plan Year.
For purposes of Section 7.09 (Discretionary Company Contributions), the Administrator may designate additional categories of employees as eligible to receive Discretionary Company Contributions so long as such additional categories of employees qualify as a “select group of management or highly compensated employees” under ERISA. To the extent so designated, such additional categories of employees shall be considered “Eligible Employees” for purposes of eligibility to receive Discretionary Company Contributions under Section 7.09 (Discretionary Company Contributions), but not for purposes of eligibility to make Base Salary Deferrals or Performance Deferrals or to receive Employer Contributions.
Notwithstanding the foregoing, with respect to a Plan Year, an Eligible Employee, including for purposes of Section 7.09 (Discretionary Company Contributions), shall include an employee of Dow Inc. who qualifies as a member of a “select group of management or highly compensated employees” under ERISA and is designated by Dow Inc. as eligible to participate in the Plan; provided, that such designation must specify the terms and conditions, which must be consistent with the terms of the Plan, under which such individual will participate in the Plan.
An individual will automatically cease to be an “Eligible Employee,” and any Base Salary Deferrals or Performance Deferral then being made or scheduled to be made pursuant to a Participation Agreement shall cease, as of the date the individual ceases to be employed by the Company for any reason, including the individual’s employer ceasing to be treated as part of the Company. The foregoing cessation shall apply even if the individual has not experienced a Separation from Service.
2.21.    Employer Contributions
“Employer Contributions” means with respect to any Plan Year (a) the Matching Contribution (if any) to be credited on behalf of the Participant to the Participant’s matching contribution subaccount; and (b) effective January 1, 2024, the Nonelective Contribution (if any) to be credited on behalf of the Participant to the Participant’s nonelective employer contribution subaccount.
2.22.    ERISA
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
2.23.    Executive Life Insurance
“Executive Life Insurance” shall mean a life insurance policy under TDCC Executive Split Dollar Life Insurance Plan, or the UCC Executive Life Insurance Plan.

2.24.    Fair Market Value
“Fair Market Value” of a share of Common Stock shall mean the closing price of Dow Inc.’s Common Stock on the New York Stock Exchange on the most recent day on which the Common Stock was so traded that precedes the date the Fair Market Value is to be determined. The definition of Fair Market Value in this Section 2.24 (Fair Market Value) shall be exclusively used to determine the value of a Participant’s Deferral Account under this Plan.
2.25.    Form of Payment
“Form of Payment” shall mean payment in one lump sum or in substantially equal monthly or annual installments, not to exceed 15 years.
2.26.    Hardship Withdrawal
“Hardship Withdrawal” shall mean the early payment of all or part of the balance in a Participant’s Deferral Account(s) in the event of an Unforeseeable Emergency.
2.27.    Hypothetical Investment Benchmark
“Hypothetical Investment Benchmark” shall mean the phantom investment benchmarks which are used to measure the return credited to a Participant’s Deferral Account.
2.28.    Initial Claims Reviewer
“Initial Claims Reviewer” shall mean the Total Rewards Plan Manager with responsibility for the Plan, unless a different or additional person, group of persons, or entity is designated as such pursuant to Section 3.02. The term “Initial Claims Reviewer” shall also mean any person, group of persons, or entity to which a designated Initial Claims Reviewer delegates its responsibility for deciding claims pursuant to Section 3.02. The Initial Claims Reviewer is responsible for deciding claims under the Plan, as described in DOL Reg. section 2560.503-1(e) (i.e., first level claims). For the avoidance of doubt, more than one entity or individual may be designated as and serve as an Initial Claims Reviewer at any given time.
2.29.    Key Employee
“Key Employee” shall mean a Participant who is a key employee within the meaning of Treas. Reg. section 1.409A-1(i), as determined in accordance with the procedures adopted by the Company.
2.30.    Matching Contribution
“Matching Contribution” shall mean the amount of annual matching contribution that each Company will make to the Plan as described in Section 7.07 (Matching Contribution).

2.31.    Nonelective Contribution
“Nonelective Contribution” shall mean the amount of annual nonelective contribution that each Company will make to the Plan as described in Section 7.08 (Nonelective Contribution).
2.32.    Participant
“Participant” shall mean an Eligible Employee who makes an election to participate in this Plan by filing a Participation Agreement as provided in Article IV (Participation), is entitled to and receives Employer Contributions as provided in Section 7.07 (Matching Contribution) or Section 7.08 (Nonelective Contribution), and/or is entitled to and receives Discretionary Company Contributions as provided in Section 7.09 (Discretionary Company Contributions).
2.33.    Participation Agreement
“Participation Agreement” shall mean an agreement filed by a Participant in accordance with Article IV (Participation).
2.34.    Performance Awards
“Performance Awards” shall mean the amount paid in cash to a Participant, who is an active employee at the time of payment, by any Company in the form of annual incentive bonuses for a Plan Year.
2.35.    Performance Deferral
“Performance Deferral” shall mean the amount of a Participant’s Performance Award which the Participant elects to have withheld on a pre-tax basis from the Participant’s Performance Award and credited to the Participant’s account pursuant to Section 4.02 (Contents of Participation Agreement).
2.36.    Phantom Share Units
“Phantom Share Units” shall mean units of deemed investment in shares of Common Stock as determined under Section 6.02(b) (Dow Inc. Stock Index Fund).
2.37.    Plan
“Plan” shall mean The Dow Chemical Company Elective Deferral Plan (Post 2004) as set forth herein, together with any and all amendments and supplements hereto.
2.38.    Plan Year
“Plan Year” shall mean a twelve-month period beginning January 1 and ending the following December 31.

2.39.    Savings Plan
“Savings Plan” shall mean The Dow Chemical Company Employees’ Savings Plan as it currently exists and as it may subsequently be amended.
2.40.    Section 16 Participant
“Section 16 Participant” shall mean an officer or director of Dow Inc. required to report transactions in Dow Inc. securities to the Securities and Exchange Commission pursuant to section 16(a) of the Securities Exchange Act of 1934.
2.41.    Separation from Service
“Separation from Service” or “Separates from Service” shall mean a “separation from service” within the meaning of Code section 409A, except that in applying Code section 1563(a)(1), (2), and (3) for purposes of determining a controlled group of corporations under Code section 414(b) and (c), and in applying Treas. Reg. section 1.414(c)-2 for purposes of determining trades or businesses that are under common control under Code section 414(c), the language “at least 45 percent” is used instead of “at least 80 percent” each place it appears.
2.42.    Sponsor Representative
“Sponsor Representative” shall mean The Dow Chemical Company’s HR Executive COE Consultant, which, for the avoidance of doubt, is the successor title to the Global Benefits Director. Therefore, any settlor action that could be taken by the Global Benefits Director under the Plan or any prior restatement of the Plan may be taken by The Dow Chemical Company’s HR Executive COE Consultant.
2.43.    Unforeseeable Emergency
“Unforeseeable Emergency” shall mean severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code section 152(a)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Administrator. The amount of the distribution may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of the Participant’s deferrals under the Plan.
2.44.    Valuation Date
“Valuation Date” shall mean the 4th day or the prior business day of each calendar month or such other date as the Administrator in its sole discretion may determine.

The use of any gender is not intended to be exclusive, and the singular includes the plural, unless the context clearly indicates otherwise. The title of an officer or employee when used in this Plan document shall mean the respective officer or employee of Dow Inc. or The Dow Chemical Company, except where otherwise indicated. The title for a person or entity who is assigned responsibilities under the Plan shall mean any successor title to such position as such title may be changed from time to time.

ARTICLE III
ADMINISTRATION
3.01.    Duties and Powers of the Administrator
The Administrator shall be responsible for the administration of the Plan and shall see that the Plan is carried out in accordance with its terms.
Except as provided in Section 3.02 (Designation of Additional Administrators and Delegation of Administrative Responsibilities), the responsibility and authority of the Administrator shall include, but shall not be limited to, the following duties and powers:
(a)    To promulgate and enforce such rules and regulations and prescribe the use of such forms as the Administrator shall deem necessary or appropriate for the proper and efficient administration of the Plan;
(b)    To interpret the Plan and to resolve any possible ambiguities, inconsistencies, and omissions therein or therefrom;
(c)    To decide all questions concerning the Plan;
(d)    To prepare and disseminate communications to Participants and Beneficiaries as are necessary or appropriate to properly administer the Plan; and
(e)    To retain third party administrators, consultants, accountants, and other individuals or entities as the Administrator deems necessary or advisable to assist the Administrator in fulfilling the Administrator’s responsibilities under the Plan, consistent with The Dow Chemical Company’s guidelines on hiring and retention of outside service providers; and monitor the performance of such individuals and entities, decide whether to discontinue the services of such individuals and entities, and make payment to such individuals and entities in accordance with the terms of the plan document.
3.02.    Designation of Additional Administrators and Delegation of Administrative Responsibilities
Dow Inc., as the plan sponsor, may designate one or more persons or entities to serve as an Administrator, an Appeals Administrator, or an Initial Claims Reviewer, through an action of the Board or through a written designation signed by the CHRO or the Sponsor Representative, each acting individually, or such other person as the Board shall designate. Such designation shall set forth in general or specific terms such person’s or entity’s responsibilities and authority.
In addition, each Administrator, Appeals Administrator, and Initial Claims Reviewer may designate other persons to carry out its responsibilities under the Plan in a writing that sets forth the responsibilities assigned to the delegee and, if applicable, the period for which such delegation shall be in effect.

3.03.    Decisions of Administrators
(a)    Each Administrator shall have the sole and absolute discretion to interpret the plan document; make findings of fact; operate, administer, and decide any matters arising with respect to the Plan; and adopt such rules and procedures as it deems necessary, desirable, or appropriate to assist in the administration of the Plan. All rules and decisions of such Administrator(s) shall be conclusive and binding on all persons having an interest in the Plan.
(b)    Any determination by an Administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious based upon the evidence presented to the Administrator at the time of its determination.
3.04.    Indemnification of Administrators
Dow Inc. agrees to indemnify and to defend to the fullest extent permitted by law any employee or former employee of the Company or entity within the Company’s controlled group (within the meaning of Code section 414(b) or section 414(c)) who is serving or has served as an Administrator or who is acting or has acted on behalf of an Administrator against all liabilities, damages, costs, and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by Dow Inc.) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.
3.05.    Claims Procedures
If a Participant or Beneficiary (“claimant”) makes a written request alleging a right to receive payments under this Plan or alleging a right to receive an adjustment in benefits being paid under this Plan, such actions shall be treated as a claim for benefits. Benefits under this Plan shall be payable only if the Initial Claims Reviewer or the Appeals Administrator, as the case may be, determines, in its sole discretion, that a claimant is entitled to them.
(a)    All initial claims for benefits under this Plan shall be sent to the Initial Claims Reviewer. If the Initial Claims Reviewer determines that any individual who has claimed a right to receive benefits, or different benefits, under this Plan is not entitled to receive all or any part of the benefits claimed, the Initial Claims Reviewer shall inform the claimant in writing of such determination and the reasons therefore in terms calculated to be understood by the claimant. The notice shall be sent within 90 days of receipt of the claim unless the Initial Claims Reviewer determines that additional time, not exceeding 90 additional days, is needed and so notifies the claimant in writing before the expiration of the initial 90 day period. Any written notice of extension for review shall include the circumstances requiring extension and date by which a decision is expected to be rendered. A written notice of denial of benefits shall (i) state specific reasons for the denial, (ii) make specific reference to the pertinent Plan provisions on which the denial is based, (iii) describe any additional material or information that is necessary to support the claimant’s claim and an explanation of why such material or information is necessary, and (iv) include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records or other information relevant (as defined by DOL Reg. section 2560.503-1(m)) to the claim. In addition, such notice shall inform the claimant of the procedures that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim, including the right to bring a civil action under ERISA section 502(a) following exhaustion of review procedures set forth herein.
(b)    The claimant may, within 60 days after notice of the denial, submit, in writing, to the Appeals Administrator a notice that the claimant contests the denial of the claim and desires a further review by the Appeals Administrator. During the review process, the claimant has the right to submit written comments, documents, records, and other information relating to the claim for benefits, which the Appeals Administrator shall consider without regard to whether the items were considered upon the initial review. The Appeals Administrator shall, within 60 days thereafter, review the claim and authorize the claimant to, upon request and free of charge, have reasonable access to, and copies of all documents, records, or other information relevant (as defined by DOL Reg. section 2560.503-1(m)) to the claim. The Appeals Administrator will render a final decision in writing and will transmit such decision to the claimant within 60 days of the written request for review, unless the Appeals Administrator determines that additional time, not exceeding 60 days, is needed, and so notifies the claimant in writing before the expiration of the initial 60-day period. In no event shall the Appeals Administrator render a final decision later than the initial 60 days plus the possible additional 60 days following receipt of the claimant’s appeal. Any written notice of extension for review shall include the circumstances requiring extension and date by which a decision is expected to be rendered. A written notice of denial of benefits upon review shall (i) state specific reasons for the denial, (ii) make specific reference to the pertinent Plan provisions on which the denial is based, and (iii) include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, or other information relevant (as defined by DOL Reg. section 2560.503-1(m)) to the claim. In addition, such notice shall inform the claimant of the right to bring a civil action under ERISA section 502(a). If such determination is adverse to the claimant, it shall be binding and conclusive unless the claimant notifies the Appeals Administrator within 90 days after the mailing or delivery to the claimant by the Appeals Administrator of its determination that the claimant intends to institute legal proceedings challenging the determination of the Appeals Administrator, and actually institutes such legal proceeding within the applicable limitations period described in Section 3.06 (Commencement of Legal Action).

3.06.    Commencement of Legal Action
A claim for benefits under the Plan (including a claim that the claimant is eligible to participate in the Plan) may not be filed in any court:
(a)    until the claimant has exhausted the claims review procedures described in Section 3.05 (Claims Procedures), including complying with the 90-day notice requirement described in Section 3.05(b); and
(b)    unless such claim is filed in a court with jurisdiction over such claim by the earlier of:
(i)    180 days after the mailing or delivery of the adverse determination by the Appeals Administrator; or
(ii)    two (2) years after (i) the date the first benefit payment was allegedly due, or (ii) the date the Plan first repudiated its alleged obligation to provide such benefits or coverage (regardless of whether such repudiation occurred before or during the administrative review process), whichever is earlier.
This limitations period replaces and supersedes any limitation period ending at a later time that might otherwise be deemed applicable under state or federal law in the absence of this Section 3.06 (Commencement of Legal Action).
3.07.    Forum Selection
To the fullest extent permitted by law, any putative class action lawsuit relating to the Plan shall be filed in the jurisdiction in which the Plan is principally administered or the jurisdiction in which the largest number of putative class members resides. If any such putative class action is filed in a different jurisdiction, or if any non-class action filed in a different jurisdiction is subsequently amended or altered to include class action allegations, then the Plan, all parties to such action that are related to the Plan (such as the Administrator), and all alleged Participants and Beneficiaries shall take all necessary steps to have the action removed to, transferred to, or re-filed in a jurisdiction described in the first sentence of this Section 3.07 (Forum Selection). This forum selection provision is waived if no party invokes it within 120 days of the filing of a putative class action or the assertion of class action allegations. This provision does not relieve any putative class member from any obligation existing under the Plan or by law to exhaust administrative remedies before initiating litigation.

ARTICLE IV
PARTICIPATION
4.01.    Participation
(a)    Base Salary Deferrals and Performance Deferrals
In general, the ability to make Base Salary Deferrals and/or Performance Deferrals under the Plan shall be limited to Eligible Employees who elect to participate in this Plan by filing a Participation Agreement with the Administrator in accordance with the Plan’s enrollment procedures. A Participation Agreement normally must be filed on or prior to December 15 (Eastern Standard Time) immediately preceding the Plan Year in which the Eligible Compensation to which the Participation Agreement relates is earned. An individual generally shall not be eligible to elect to participate in this Plan unless the individual qualifies as an Eligible Employee for the Plan Year for which the election is made and is designated by the Administrator as eligible to make Base Salary Deferrals and/or Performance Deferrals for the applicable Plan Year as of September 30 of the Plan Year preceding the Plan Year to which the deferrals relate. The Administrator, in its sole discretion and to the extent permitted by Code section 409A and the regulations or other guidance issued thereunder, may permit a Participation Agreement to be filed after December 15 but on or before December 31 (Eastern Standard Time) immediately preceding the Plan Year in which the Eligible Compensation to which the Participation Agreement relates is earned.
(b)    Mid-Year Eligibility
Notwithstanding Section 4.01(a) (Base Salary Deferrals and Performance Deferrals), for employees who become Eligible Employees during a Plan Year due to receiving Eligible Compensation that exceeds the Code section 401(a)(17) compensation limit for that Plan Year, but who were not designated as Eligible Employees under Section 2.20 by the Administrator (or, if applicable Dow Inc.) during the prior Plan Year, such Eligible Employees will not be eligible to make any elections to defer Eligible Compensation or with respect to the time and Form of Payment of any amount deferred on their behalf under the Plan for that Plan Year. However, they may be eligible to receive Employer Contributions in accordance with Section 7.07 (Matching Contribution) and Section 7.08 (Nonelective Contribution), which shall be paid in accordance with the time and Form of Payment rules set forth in Section 7.01(a) (Default Rules for Time and Form of Payment).
4.02.    Contents of Participation Agreement
Subject to Article VII (Benefits), each Participation Agreement shall set forth the amount of Eligible Compensation for the Plan Year to which the Participation Agreement relates that is to be deferred under the Plan, expressed as either a dollar amount or a whole percentage of the Base Salary and Performance Awards for such Plan Year; provided, that the minimum and maximum Deferred Amounts for any Plan Year shall be the minimum and maximum Deferred Amounts, respectively, established by the

Administrator and set forth in the Participation Agreement for such Plan Year; provided further, that for deferrals earned on or after January 1, 2010, the maximum Deferred Amount for any Plan Year shall not exceed 75% of Base Salary and 100% of Performance Award.
In accordance with the provisions contained in Article VII (Benefits) and subject to the default provisions included in Section 7.01(a) (Default Rules for Time and Form of Payment), each Participation Agreement shall also permit the Participant to elect the time and Form of Payment for Deferred Amounts earned with respect to the forthcoming Plan Year and/or any Employer Contributions attributable to such Plan Year. Participation Agreements are to be completed in a format specified by the Administrator.
4.03.    Modification or Revocation of Election by Participant
A Participant may not change the amount of the Participant’s Deferred Amount during a Plan Year. A Participant’s Participation Agreement may not be made, modified, or revoked retroactively.

ARTICLE V
DEFERRED COMPENSATION
5.01.    Elective Deferred Compensation
The Deferred Amount of a Participant with respect to each Plan Year of participation in the Plan shall be credited to the Participant’s Deferral Account as and when such Deferred Amount would otherwise have been paid to the Participant. If a Participant is employed at a Company other than The Dow Chemical Company, such Company shall pay or transfer the Deferred Amounts for all such Company’s Participants to The Dow Chemical Company as and when the Deferred Amounts are withheld from a Participant’s Base Salary or Performance Award. Such forwarded Deferred Amounts will be held as part of the general assets of The Dow Chemical Company. The earnings credit under Section 6.02 (Hypothetical Investment Benchmarks) based on a Participant’s investment selection among the Hypothetical Investment Benchmarks specified in Appendix A hereto, as amended by the CHRO, Sponsor Representative, Chief Financial Officer, or Global Director of Portfolio Investments, each acting individually, or their respective delegates, from time to time, shall be borne by The Dow Chemical Company. To the extent that any Company is required to withhold any taxes or other amounts from the Deferred Amount pursuant to any state, Federal, or local law, such amounts shall be taken out of other compensation eligible to be paid to the Participant that is not deferred under this Plan, unless otherwise determined by the Administrator.
5.02.    Vesting of Deferral Account
Except as may be provided in Sections 7.07 (Matching Contribution), Section 7.08 (Nonelective Contribution), and 7.09 (Discretionary Company Contributions), and subject to Section 10.11 (Clawback), a Participant shall be 100% vested in the Participant’s Deferral Account as of each Valuation Date.

ARTICLE VI
MAINTENANCE AND INVESTMENT OF ACCOUNTS
6.01.    Maintenance of Accounts
Separate Deferral Accounts shall be maintained for each Participant. More than one Deferral Account may be maintained for a Participant as necessary to reflect (a) various Hypothetical Investment Benchmarks and/or (b) separate Participation Agreements specifying different times and Forms of Payment. A Participant’s Deferral Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan and shall not constitute or be treated as a trust fund of any kind. The Administrator shall determine the balance of each Deferral Account, as of each Valuation Date, by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, credits and debits pursuant to Section 6.02 (Hypothetical Investment Benchmarks) and, if applicable, Section 7.09 (Discretionary Company Contributions), and distributions pursuant to Article VII (Benefits) with respect to such Deferral Account since the preceding Valuation Date.
6.02.    Hypothetical Investment Benchmarks
(a)    Direction of Hypothetical Investments. Each Participant shall be entitled to direct the manner in which the Participant’s Deferral Accounts will be deemed to be invested by selecting among the Hypothetical Investment Benchmarks specified in Appendix A hereto, as amended by the CHRO, Sponsor Representative, Chief Financial Officer, or Global Director of Portfolio Investments, each acting individually, or their respective delegates, from time to time, and in accordance with such rules, regulations, and procedures as the Administrator may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant’s investment elections shall begin to accrue as of the date such Participant’s Deferred Amounts are credited to the Participant’s Deferral Accounts. Participants, except for Section 16 Participants, can reallocate among the Hypothetical Investment Benchmarks on a daily basis. Section 16 Participants can reallocate among the Hypothetical Investment Benchmarks in accordance with such rules, regulations, and procedures as the Administrator may establish from time to time.
(b)    Dow Inc. Stock Index Fund
(i)    The Hypothetical Investment Benchmarks available for Deferral Accounts will include the “Dow Inc. Stock Index Fund.” The Dow Inc. Stock Index Fund will consist of deemed investments in shares of Dow Inc. Common Stock, including reinvestment of dividends and stock splits. Deferred Amounts that are deemed to be invested in the Dow Inc. Stock Index Fund shall be converted into Phantom Share Units based upon the Fair Market Value of the Common Stock as of the date(s) the Deferred Amounts are to be credited to a Deferral Account. The portion of any Deferral Account that is invested in the Dow Inc. Stock Index Fund shall be credited, as of each dividend payment date, with additional Phantom

Share Units of Common Stock with respect to cash dividends paid on the Common Stock with record dates during the period beginning on the day after the most recent preceding Valuation Date and ending on such Valuation Date.
(ii)    When a reallocation or a distribution of all or a portion of a Deferral Account that is invested in the Dow Inc. Stock Index Fund is to be made, the balance in such a Deferral Account shall be determined by multiplying the Fair Market Value of one share of Common Stock on the most recent Valuation Date preceding the date of such reallocation or distribution by the number of Phantom Share Units to be reallocated or distributed. Upon a distribution, the amounts in the Dow Inc. Stock Index Fund shall be distributed in the form of cash having a value equal to the Fair Market Value of a comparable number of actual shares of Common Stock.
(iii)    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or other change in the corporate structure of Dow Inc. affecting the Common Stock; a sale by Dow Inc. of all or part of its assets; or any distribution to stockholders other than a normal cash dividend, the Administrator may make appropriate adjustments to the number of Phantom Share Units credited to any Deferral Account. The determination of the Administrator as to such adjustments, if any, to be made shall be conclusive.
(iv)    Section 16 Participants may not elect to direct their Deferred Amount into the Hypothetical Investment Benchmark of the Dow Inc. Stock Index Fund. Notwithstanding any other provision of this Plan, the Administrator shall adopt such procedures as it may determine are necessary to ensure that with respect to any Participant who is actually or potentially subject to section 16(b) of the Securities Exchange Act of 1934, as amended, the crediting of deemed shares to the Participant’s Deferral Account is deemed to be an exempt purchase for purposes of such section 16(b), including without limitation requiring that no shares of Common Stock or cash relating to such deemed shares may be distributed for six months after being credited to such Deferral Account.
6.03.    Statement of Accounts
Each Participant shall be issued quarterly statements of the Participant’s Deferral Account(s) in such form as the Administrator deems desirable, setting forth the balance to the credit of such Participant in the Participant’s Deferral Account(s) as of the end of the most recently completed quarter.

ARTICLE VII
BENEFITS
7.01.    Time and Form of Payment
The Dow Chemical Company shall pay to the Participant the balance of each Deferral Account at the time and in the Form of Payment as provided in this Section 7.01 (Time and Form of Payment). Subject to Section 7.01(a) (Default Rules for Time and Form of Payment) and 7.01(c) (Key Employee Rule), Participants shall be permitted to elect the time and Form of Payment for the balance of their Deferral Account(s) for any particular Plan Year in accordance with Article IV (Participation). A separate distribution election can be made for deferrals attributable to Base Salary, Performance Award, and Employer Contributions for such Plan Year. A distribution election regarding Employer Contributions will apply to all Employer Contributions for that Plan Year. If the Participant is employed at a Company other than The Dow Chemical Company, such Company shall pay the balance of such Participant’s Deferral Account, pursuant to the terms of the Plan, and The Dow Chemical Company shall reimburse such Company for any such payments.
(a)    Default Rules for Time and Form of Payment
Subject to Section 7.01(c) (Key Employee Rule), the Company has determined that the following time and Form of Payment elections shall apply in the following circumstances:
(i)    Default Elections
For any Participant, who (1) is not described in Section 7.01(a)(ii) (First-Year Participants’ Performance Awards) through (iii) (Newly Eligible Employees), and (2) fails to timely submit a time and Form of Payment election to the Administrator in accordance with Article IV (Participation) for an applicable Plan Year, the portion of such Participant’s Deferral Account attributable to any Deferral Amounts or Employer Contributions based on such Participant’s (1) Base Salary earned during the applicable Plan Year and/or (2) Performance Award attributable to such Plan Year but paid in the subsequent Plan Year shall be distributed in annual installments over the course of 10 years in accordance with Section 7.01(b)(ii)(B) (Installments; Year Following Separation from Service).
(ii)    First-Year Participants’ Performance Awards
For a Participant who is first designated as an Eligible Employee for the next following Plan Year, the portion of such Participant’s Deferral Account attributable to the Employer Contributions based on such Participant’s Performance Award paid in such next following Plan Year shall be distributed in accordance with Section 7.01(b)(ii)(A) (Lump Sum; Year Following Separation from Service). The remainder of the Participant’s Deferral Account(s) shall be distributed in accordance with the elections the Participant makes in accordance with Section 7.01(b) (Optional Time and Form of Payment) or the default rules set forth in Section 7.01(a)(i) (Default Elections), as applicable.
(iii)    Newly Eligible Employees
For a newly Eligible Employee who becomes a Participant on or after the start of the applicable Plan Year in accordance with Section 4.01(b) (Mid-Year Eligibility), the portion of such Participant’s Deferral Account attributable to any Employer Contributions based on such Participant’s Eligible Compensation attributable to such partial Plan Year shall be distributed in accordance with Section 7.01(b)(ii)(A) (Lump Sum; Year Following Separation from Service). The remainder of the Participant’s Deferral Account(s) shall be distributed in accordance with the elections the Participant makes in accordance with Section 7.01(b) (Optional Time and Form of Payment) or the default rules set forth in Section 7.01(a)(i) (Default Elections), as applicable.
(b)    Optional Time and Form of Payment
Subject to Section 7.01(a) (Default Rules for Time and Form of Payment) and Section 7.01(c) (Key Employee Rule), Participants may select from any of the following time and Form of Payment options when electing how Deferred Amounts and Employer Contributions will be distributed for an applicable Plan Year:
(i)    Distributions in a Specific Year
A Participant may elect in a Participation Agreement to have the balance of such Participant’s Deferral Account attributable to any Deferral Amounts or Employer Contributions based on such Participant’s (1) Base Salary earned during the applicable Plan Year and/or (2) Performance Award attributable to such Plan Year but paid in the subsequent Plan Year be distributed in one of the following forms:
(A)    Lump Sum; Specific Year
The lump sum will be determined as of the most recent Valuation Date preceding the payment date and will be paid in cash. The lump sum shall be paid in a specific future year.
(B)    Installments; Specific Year
Installments can be paid annually or monthly (in increments of full years) over the course of 2 to 15 years. Installments will commence in a specified future year.
Distributions pursuant to this Section 7.01(b)(i) (Distributions in a Specific Year) shall be made or commence within the month elected by the Participant.

(ii)    Distributions upon Separation from Service
Alternatively, a Participant may elect in a Participation Agreement to have the balance of such Participant’s Deferral Account attributable to any Deferral Amounts or Employer Contributions based on such Participant’s (1) Base Salary earned during the applicable Plan Year and/or (2) Performance Award attributable to such Plan Year but paid in the subsequent Plan Year be distributed in one of the following forms:
(A)    Lump Sum; Year Following Separation from Service
The lump sum will be determined as of the most recent Valuation Date preceding the payment date and will be paid in cash. The lump sum shall be paid in the calendar year following the calendar year in which the Separation from Service occurs, with payments generally commencing in January of such year.
(B)    Installments; Year Following Separation from Service
Installments can be paid annually or monthly (in increments of full years) over the course of 2 to 15 years. Installments will commence in the calendar year following the calendar year in which the Separation from Service occurs, with payments generally commencing in January of such year.
(c)    Key Employee Rule
Notwithstanding the foregoing, distributions may not be made to a Key Employee upon a Separation from Service before the date which is six months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of the Key Employee’s death).
(d)    Calculation of Installments
If a Participant has elected in a Participation Agreement to have a Deferral Account be distributed in installment payments, each installment payment shall equal the balance of such Deferral Account as of the most recent Valuation Date preceding the payment date, times a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments. Each subsequent installment shall be paid on or about the succeeding anniversary of such first payment or monthly intervals, if selected. Each such installment shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Deferral Account (if there is more than one such deemed investment).
7.02.    Changing Time or Form of Benefit
A Participant may subsequently elect an alternative time or Form of Payment as available under Section 7.01 (Time and Form of Payment) by written election filed with the Administrator; provided, that:

(a)    the election will not be effective for the twelve (12) month period after the date on which the election is made;
(b)    the election must be made at least twelve (12) months prior to the date the distribution is scheduled to be made or commence;
(c)    a distribution may not be made earlier than at least five (5) years following the date the distribution would have been made or commenced; and
(d)    the election may not cause the payments to be accelerated.
7.03.    Survivor Benefit
Notwithstanding any election by a Participant in a Participation Agreement or provisions of the Plan to the contrary, if a Participant dies prior to receiving full payment of the Participant’s Deferral Account(s), The Dow Chemical Company shall pay the remaining balance (determined as of the most recent Valuation Date preceding death) to the Participant’s Beneficiary or Beneficiaries (as the case may be) in a lump sum in cash as soon as administratively practicable within 90 days after the Participant’s death; provided, that such beneficiary or beneficiaries shall not have the right to designate the taxable year of payment. If a Participant was employed at a Company other than The Dow Chemical Company, such Company shall pay the remaining balance of such deceased Participant’s Deferral Account in accordance with the preceding sentence, and The Dow Chemical Company shall reimburse the Company for such payment.
7.04.    Disability
Notwithstanding any election by a Participant in a Participation Agreement or provisions of the Plan to the contrary, if a Participant incurs a Disability prior to receiving full payment of the Participant’s Deferral Account(s), The Dow Chemical Company shall pay the remaining balance (determined as of the most recent Valuation Date preceding such Disability) to the Participant in a lump sum in cash as soon as administratively practicable within 90 days after the Participant becomes Disabled; provided, that the Participant shall not have the right to designate the taxable year of payment. If the Participant was an Eligible Employee, the Participant will cease to be an Eligible Employee when the Participant incurs a Disability. If a Participant was employed at a Company other than The Dow Chemical Company, such Company shall pay the remaining balance of such Participant’s Deferral Account in accordance with the preceding sentence, and The Dow Chemical Company shall reimburse the Company for such payment.
7.05.    Hardship Withdrawals
Notwithstanding the provisions of Section 7.01 (Time and Form of Payment) and any elections by a Participant in a Participation Agreement, a Participant shall be entitled to early payment of all or part of the balance in the Participant’s Deferral Account(s) in the event of an Unforeseeable Emergency, in accordance with this Section 7.05 (Hardship Withdrawals). A distribution pursuant to this Section 7.05 (Hardship Withdrawals) may only be made to the extent reasonably needed to satisfy the Unforeseeable Emergency need, and may not be made if such need is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan. An application for an early payment under this Section 7.05 (Hardship Withdrawals) shall be made to the Administrator in such form and in accordance with such procedures as the Administrator shall determine from time to time. The determination of whether and in what amount a distribution will be permitted pursuant to this Section 7.05 (Hardship Withdrawals) shall be made by the Administrator. Upon such an early payment under this Section 7.05 (Hardship Withdrawals) in a Plan Year, the Participant’s deferral election pursuant to Section 4.02 (Contents of Participation Agreement) shall be cancelled with respect to any Deferred Amounts that would otherwise be deferred for the remainder of such Plan Year.
7.06.    Change of Control
In accordance with the Company’s procedures and to the extent permitted by Code section 409A, a Participant may elect in a Participation Agreement that, if a Change of Control occurs, the Participant shall receive a lump sum payment of the balance of the Participant’s applicable Deferral Account within thirty (30) days after the Change of Control. Certain Participants were provided with transition elections during the Code section 409A transition period to have their 2005-2008 Deferral Accounts, if any, paid in a lump sum within thirty (30) days after a Change of Control. If a Participant did not elect to have the Participant’s 2005-2008 Deferral Accounts, if any, paid in a lump sum upon a Change of Control, such 2005-2008 Deferral Accounts, if any, will be distributed in accordance with the Participant’s distribution elections in the relevant Participation Agreements.
7.07.    Matching Contribution
Each Eligible Employee will be credited with a Matching Contribution equal to the maximum match percentage under the Savings Plan for such Eligible Employee multiplied by:
(a)    If the Eligible Employee remained an Eligible Employee through the last calendar date of the applicable Plan Year, the greater of:
(i)    the amount of the Eligible Employee’s Eligible Compensation that exceeded the Code section 401(a)(17) limit for the applicable Plan Year, or
(ii)    the Eligible Employee’s Deferred Amount for the applicable Plan Year; or
(b)    If the Eligible Employee ceased to be an Eligible Employee prior to the last calendar date of the applicable Plan Year, the amount of the Eligible Employee’s Eligible Compensation that exceeded the Code section 401(a)(17) limit for the applicable Plan Year prior to the date on which the individual ceased to be an Eligible Employee.
To the extent necessary to comply with applicable law, The Dow Chemical Company will assume each Participant is contributing the maximum amount permitted under Code section 402(g) to the Savings Plan. Notwithstanding the forgoing, the amount of the Matching Contribution may be subject to maximum or minimum limitations. The portion of the Matching Contribution attributable to the Participant’s Base Salary shall be credited to the Deferral Account as soon as administratively feasible within the first quarter of the following Plan Year, and the portion of the Matching Contribution attributable to the Participant’s Performance Award shall be credited to the Deferral Account as soon as administratively feasible within thirty (30) days of the payment of the Performance Award. The Matching Contribution shall be invested among the same Hypothetical Investment Benchmarks as defined in Section 6.02 (Hypothetical Investment Benchmarks) in the same proportion as the elections made by the Participant governing the Participant’s Deferred Amounts at such time, or if none, BGI LifePath (according to age). The Matching Contribution for a Plan Year shall be distributed to the Participant in accordance with the Participant’s election as described in Section 7.01(b) (Optional Time and Form of Payment), subject to Section 7.01(a) (Default Rules for Time and Form of Payment) and Section 7.01(c) (Key Employee Rule), and, subject to Section 10.11 (Clawback), will vest one hundred percent (100%) on the date credited to the Participant’s Deferral Account.
Notwithstanding any other provision of the Plan, if the Eligible Employee’s Eligible Compensation does not exceed the compensation limit under Code section 401(a)(17) for the Plan Year, then the individual shall not receive a Matching Contribution for such Plan Year.
If a Participant is employed by a Company, other than The Dow Chemical Company, an amount equal to all Matching Contributions credited to Participants of such Company shall be paid or transferred in full by such Company to The Dow Chemical Company as of the date such Matching Contribution is credited to a Participant’s Deferral Account. The Dow Chemical Company shall hold such amounts as part of the general assets of The Dow Chemical Company.
7.08.    Nonelective Contribution
Beginning with the 2024 Plan Year, each Eligible Employee will be credited with a Nonelective Contribution equal to four percent (4%) multiplied by:
(a)    If the Eligible Employee remained an Eligible Employee through the last calendar date of the applicable Plan Year, the greater of:
(i)    the amount of the Eligible Employee’s Eligible Compensation that exceeded the Code section 401(a)(17) limit for the applicable Plan Year, or
(ii)    the Eligible Employee’s Deferred Amount for the applicable Plan Year; or
(b)    If the Eligible Employee ceased to be an Eligible Employee prior to the last calendar date of the applicable Plan Year, the amount of the Eligible Employee’s Eligible Compensation that exceeded the Code section 401(a)(17) limit for the applicable Plan Year prior to the date on which the individual ceased to be an Eligible Employee.

The portion of the Nonelective Contribution attributable to the Participant’s Base Salary shall be credited to the Deferral Account as soon as administratively feasible within the first quarter of the following Plan Year, and the portion of the Nonelective Contribution attributable to the Participant’s Performance Award shall be credited to the Deferral Account as soon as administratively feasible within thirty (30) days of the payment of the Performance Award. The Nonelective Contribution shall be invested among the same Hypothetical Investment Benchmarks as defined in Section 6.02 (Hypothetical Investment Benchmarks) in the same proportion as the elections made by the Participant governing the Participant’s Deferred Amounts at such time, or if none, BGI LifePath (according to age). The Nonelective Contribution for a Plan Year shall be distributed to the Participant in accordance with the Participant’s election as described in Section 7.01(b) (Optional Time and Form of Payment), subject to Section 7.01(a) (Default Rules for Time and Form of Payment) and Section 7.01(c) (Key Employee Rule), and, subject to Section 10.11 (Clawback), will vest one hundred percent (100%) on the date credited to the Participant’s Deferral Account.
Notwithstanding any other provision of the Plan, if the Eligible Employee’s Eligible Compensation does not exceed the compensation limit in Code section 401(a)(17) for the Plan Year, then the individual shall not receive a Nonelective Contribution for such Plan Year.
If a Participant is employed by a Company, other than The Dow Chemical Company, an amount equal to all Nonelective Contributions credited to Participants of such Company shall be paid or transferred in full by such Company to The Dow Chemical Company as of the date such Nonelective Contribution is credited to a Participant’s Deferral Account. The Dow Chemical Company shall hold such amounts as part of the general assets of The Dow Chemical Company.
7.09.    Discretionary Company Contributions
Any Company may at any time contribute a Discretionary Company Contribution. This Discretionary Company Contribution may be for payments including, but not limited to, signing or retention bonuses. The amount of the Discretionary Company Contribution may vary from payroll period to payroll period throughout the Plan Year, may be based on a formula which takes into account a Participant’s overall compensation, and/or may be subject to maximum or minimum limitations. The Discretionary Company Contribution shall be credited to the Deferral Account as soon as administratively feasible following the end of the payroll period. The Discretionary Company Contribution shall be invested among the same Hypothetical Investment Benchmarks as defined in Section 6.02 (Hypothetical Investment Benchmarks) in the same proportion as the elections made by the Participant governing the deferrals of the Participant at the time, or if none, BGI LifePath (according to age). Subject to the other provisions contained in this Article VII (Benefits), if no distribution election is made, any vested Discretionary Company Contribution (and earnings thereon) shall be distributed to the Participant in accordance with Section 7.01(b)(ii)(A) (Lump Sum; Year Following Separation from Service). Any vesting schedule shall be determined by the Administrator at the time the Discretionary Company Contribution is made and shall be subject to the terms of Section 10.11 (Clawback).

If a Participant is employed at a Company other than The Dow Chemical Company, such Company shall pay or transfer to The Dow Chemical Company any amounts designated as Discretionary Company Contributions for all such Participants as of the date such Discretionary Company Contributions are credited to a Participant’s Deferral Account. The Dow Chemical Company shall hold such amounts as part of the general assets of The Dow Chemical Company.
7.10.    Withholding of Taxes
Notwithstanding any other provision of this Plan, any Company shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation. The Company may also accelerate and pay a portion of a Participant’s benefits in a lump sum equal to the Federal Insurance Contributions Act (“FICA”) tax imposed and the income tax withholding related to such FICA amounts.
7.11.    Distribution Upon Inclusion in Income
Notwithstanding the foregoing, if a portion of the Participant’s Deferral Account balance is includible in income under Code section 409A, such portion shall be distributed immediately to the Participant.
7.12.    Distribution of Small Amounts
The Administrator may, in its sole discretion, require (as evidenced in writing) that a Participant’s Deferral Account(s) be distributed in a lump sum payment as of a specified date; provided, that (a) such payment results in the termination and liquidation of the entirety of the Participant’s interest under the Plan, including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treas. Reg. section 1.409A-1(c)(2); and (b) such payment is not greater than the applicable dollar amount under Code section 402(g)(1)(B).

ARTICLE VIII
BENEFICIARY DESIGNATION
8.01.    Beneficiary Designation
Each Participant shall have the right, at any time, to designate any person, persons, or entity as the Participant’s Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Administrator, on such form and in accordance with such procedures as the Administrator shall establish from time to time.
8.02.    No Beneficiary Designation
If a Participant or Beneficiary fails to designate a Beneficiary as provided above or if all designated Beneficiaries predecease the Participant or the Participant’s Beneficiary, then the Participant’s Beneficiary shall be deemed to be, in the following order:
(a)    the spouse or Domestic Partner of such person, if any;
(b)    the children of such person, if any;
(c)    the beneficiary of any Company-paid life insurance of such person, if any;
(d)    the beneficiary of the Executive Life Insurance of such person, if any;
(e)    the beneficiary of any Company-sponsored life insurance policy for which any Company pays all or part of the premium of such person, if any; or
(f)    the deceased person’s estate.

ARTICLE IX
AMENDMENT AND TERMINATION OF PLAN
9.01.    Amendment
The Board or its delegate may amend or modify the Plan at any time, and the President, Chief Financial Officer, CHRO, the Benefits Governance and Finance Committee of The Dow Chemical Company, or Sponsor Representative, each acting individually, may amend or modify the Plan at any time; provided, that no amendment shall decrease the balance in any Deferral Account as accrued at the time of such amendment.
Notwithstanding the foregoing: (i) an amendment that affects only Section 16(b) Participants shall not be valid unless it is adopted or approved by the Board; and (ii) no amendment of the Plan shall apply to amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to amounts that are “grandfathered” and exempt from the requirements of Code section 409A.
The authority of the President, Chief Financial Officer, CHRO, the Benefits Governance and Finance Committee of The Dow Chemical Company, and/or Sponsor Representative to amend or modify the Plan under this Section 9.01 (Amendment) may not be delegated.
9.02.    Company’s Right to Terminate
The Board may at any time terminate the Plan with respect to future Participation Agreements. The Board may also terminate the Plan in its entirety at any time for any reason, including without limitation if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of Dow Inc. or The Dow Chemical Company. Any plan termination made pursuant to this Section 9.02 (Company’s Right to Terminate) shall be performed in a manner consistent with the requirements of Code section 409A and any regulations or other applicable guidance issued thereunder.
If a Participant is employed by a Company other than The Dow Chemical Company at the time distributions are made as a result of the plan termination and such Company makes the required payments to the Participant, The Dow Chemical Company shall transfer to such Company an amount equal to the amount paid to the Participant on account of termination of the Plan. Any Company may cease participation in the Plan for any reason by notifying Dow Inc. in writing at least 30 days prior to such Company’s cessation of participation. Payments to Participants by any such Company will commence in accordance with the terms of the Plan, and the Company’s cessation of participation will otherwise comply with Code section 409A.
9.03.    Effect of Amendment or Termination
Except as provided in the next sentence, no amendment or termination of the Plan shall adversely affect the rights of any Participant to amounts credited to the Participant’s

Deferral Accounts as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of balances in Deferral Accounts shall be made to Participants (and, if applicable, Beneficiaries) in the manner and at the time described in Article VII (Benefits), unless Dow Inc. determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A. Upon termination of the Plan, no further deferrals of Eligible Compensation shall be permitted; however, earnings, gains, and losses shall continue to be credited to Deferral Account balances in accordance with Article VI (Maintenance and Investment of Accounts) until the Deferral Account balances are fully distributed.

ARTICLE X
MISCELLANEOUS
10.01.    Unfunded Plan
This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of ERISA sections 201, 301, and 401 and therefore meant to be exempt from Parts 2, 3, and 4 of Title I of ERISA.
All payments pursuant to the Plan shall first be made from the general assets of The Dow Chemical Company, as the entity primarily liable for such payments, and no special or separate fund shall be established, or other segregation of assets made, to assure payment. As described above, if a Participant is employed at a Company other than The Dow Chemical Company, such Company shall pay such Participant’s Deferral Account balance to such Participant according to the terms of the Plan, and The Dow Chemical Company shall reimburse such Company for the amount of the payment. If The Dow Chemical Company is insolvent or is otherwise unable to make any required payment or reimbursement to a Participant or a Company, the Company (other than The Dow Chemical Company) that employed such Participant shall be secondarily liable for such payments from the general assets of such Company. In the event such Company is also insolvent or is otherwise unable to make any required payment, Dow Inc. shall be liable for such payments from the general assets of Dow Inc. and its consolidated subsidiaries, taken as a whole. No Participant or other person shall have under any circumstances any interest in any particular property or assets of Dow Inc., The Dow Chemical Company, or any other Company as a result of participating in the Plan. Notwithstanding the foregoing, The Dow Chemical Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of The Dow Chemical Company’s creditors, to assist it in accumulating funds to pay its obligations.
10.02.    Nonassignability
Except as specifically set forth in the Plan with respect to the designation of Beneficiaries or in this Section 10.02 (Nonassignability) with respect to domestic relations orders, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency (except as provided in the next paragraph of this Section 10.02 (Nonassignability)).
Notwithstanding anything to the contrary in the first paragraph of this Section 10.02 (Nonassignability), upon receipt of a valid domestic relations order, as determined by the Administrator pursuant to Treas. Reg. section 1.409A-3(j)(4)(ii) and the domestic relations order procedures applicable to the Plan (the “Procedures”), that requires distribution of all or a portion of a Participant’s vested benefit to an alternate payee, the required distribution(s) shall be paid to the alternate payee in accordance with such order and the Procedures, to the extent not already paid to a Participant, Beneficiary, another alternate payee, or any other person, or required to be paid to another alternate payee or other person by a prior domestic relations order. Except as otherwise provided in the Procedures, a domestic relations order shall be valid with respect to the Plan:
(a)    only if the Administrator determines that the Plan is or will be able to, with sufficient certainty and without undue administrative burden, ascertain the amount of the benefit assigned to the alternate payee and the amount assigned to the Participant under the domestic relations order;
(b)    if the domestic relations order is a separate interest order, only if it provides for an immediate lump sum distribution to the alternate payee of the portion of the benefit assigned to the alternate payee; and
(c)    if the domestic relations order is a shared payment order, only if:
(i)    the domestic relations order provides that upon the death of the alternate payee, the alternate payee’s interest shall revert to the Participant and not to any contingent alternate payee; and
(ii)    the domestic relations order does not provide for payments to the alternate payee following the death of the Participant, except to the extent provided in the Procedures.
In addition, an order that is approved after payment to the Participant commences shall be valid only if it is a shared payment order. The Administrator’s interpretation of a domestic relations order pursuant to the Procedures, including but not limited to the Administrator’s determinations regarding (A) the requirements for and amount, form, and time of payment to an alternate payee (or to any other person who may be entitled to benefits pursuant to the domestic relations order); (B) the application of the Plan’s investment provisions to the amounts due to the alternate payee or other person; and (C) any amount that shall be withheld to satisfy federal, state, or other tax law or forfeited because the Plan does not have accurate contact or payment information for the alternate payee or other person, in each instance, shall be final, binding, and conclusive as to the Participant, the alternate payee, and all other parties.
For purposes of this Section 10.02 (Nonassignability), references to the Administrator shall include the Plan’s DRO Administrator, as specified in the Procedures, if different from the Administrator.
The rights and obligations of an alternate payee that arise from a domestic relations order that has been approved by the Administrator shall be subject to the terms of the Plan, and the same requirements and restrictions that apply to the Participant, including Plan provisions regarding plan administration; maintenance and investment of accounts; financing of benefits; prosecution of claims, appeals, and legal action; and amendment and termination of the Plan, shall apply to the alternate payee or other person who may be eligible for benefits pursuant to the domestic relations order, except as may otherwise be provided in the Procedures.

10.03.    Validity and Severability
The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.04.    Governing Law
The validity, interpretation, construction, and performance of this Plan shall in all respects be governed by the laws of the State of Delaware, without reference to principles of conflict of law, except to the extent preempted by federal law.
10.05.    Employment Status
This Plan does not constitute a contract of employment or impose on the Participant or any Company any obligation for the Participant to remain an employee of such Company or change the status of the Participant’s employment or the policies of such Company and its affiliates regarding termination of employment.
10.06.    Underlying Incentive Plans and Programs
Nothing in this Plan shall prevent any Company from modifying, amending, or terminating the compensation or the incentive plans and programs pursuant to which Performance Awards are earned and which are deferred under this Plan.
10.07.    Successors of Dow Inc. and the Company
The rights and obligations of Dow Inc. and The Dow Chemical Company shall inure to the benefit of, and shall be binding upon, the successors and assigns of Dow Inc. and The Dow Chemical Company, respectively.
10.08.    Waiver of Breach
The waiver by Dow Inc. or The Dow Chemical Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
10.09.    Notice
Any notice or filing required or permitted to be given to Dow Inc. or The Dow Chemical Company under the Plan shall be sufficient if in writing and hand-delivered or sent by first class mail to the principal office of Dow Inc. or The Dow Chemical Company, as applicable, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.

10.10.    Successor Titles or Positions
The title of any person or entity who is assigned responsibilities under the Plan shall include any successor title to such position as such title may be changed from time to time.
10.11.    Clawback
Notwithstanding any other provision of the Plan and unless expressly prohibited under Code section 409A, the benefit under this Plan is subject to the Dow Inc. Compensation Clawback Policy and any successor policy and any related policies adopted by a Company or Dow Inc. from time to time (the “Clawback Policy”). For the avoidance of doubt, the Clawback Policy may provide for the recalculation of the Participant’s Deferral Account (including any deferral made thereto) and/or the recoupment of any amounts previously paid. This Section 10.11 (Clawback) shall not affect the Company’s (or Dow Inc.’s) ability to pursue any other available rights and remedies under applicable law.
10.12.    Application of Plan Terms
With respect to an individual who ceases to actively participate in the Plan, such individual’s benefit under the Plan shall continue to be governed by the terms of the Plan, as such terms may be amended from time to time, until the entirety of such benefit has been distributed. Notwithstanding the foregoing, an amendment to the Plan shall not apply to the individual’s benefit under the Plan if such amendment would result in a violation of Code section 409A (e.g., changing the time and form of payment in violation of Code section 409A).

IN WITNESS WHEREOF, Dow Inc. has caused this amended and restated Plan document to be executed in its name and on its behalf by its officers duly authorized on this 18th day of December 2024.

DOW INC.

By:	/s/ BRYAN JENDRETZKE
Bryan Jendretzke
Its: Sponsor Representative

Appendix A: Hypothetical Investment Benchmarks

The funds offered in the Savings Plan are also offered in this plan.
Ten Year U.S. Treasury Notes Plus Fund
The Angus Cash Fund is grandfathered to existing participants. No new contributions are allowed.